Exhibit 99.1

Constant Contact Announces Second Quarter 2015 Financial Results

Quarterly revenue of $91.5 million increased 13% year-over-year

Adjusted EBITDA of $16.8 million increased 26% year-over-year

WALTHAM, MA – July 23, 2015 – Constant Contact®, Inc. (Nasdaq: CTCT), which helps more than 650,000 small organizations find new customers and grow relationships with their existing customers through its online marketing suite, today announced its financial results for the second quarter ended June 30, 2015.

“We delivered revenue in line with expectations and profitability that meaningfully exceeded our guidance for the quarter,” said Gail Goodman, chief executive officer of Constant Contact. “We made good progress on multiple fronts in the second quarter, and we are excited about the opportunities ahead. We remain confident in our strategy and ability to deliver continued revenue growth, while improving margins and expanding profitability.”

Second Quarter 2015 Financial Metrics

•	Revenue was $91.5 million, an increase of 12.6% compared to revenue of $81.3 million for the comparable period in 2014.

•	Gross margin was 73.3%, compared to 72.8% for the comparable period in 2014.

•	Adjusted EBITDA was $16.8 million, compared to adjusted EBITDA of $13.3 million for the comparable period in 2014. Adjusted EBITDA margin was 18.4%, compared to 16.4% for the comparable period in 2014.

•	GAAP net income was $3.8 million, or $0.11 per diluted share, compared to GAAP net income of $2.0 million, or $0.06 per diluted share, for the comparable period in 2014.

•	Non-GAAP net income was $9.6 million, compared to non-GAAP net income of $7.3 million for the comparable period in 2014. Non-GAAP net income per diluted share was $0.29, compared to $0.22 for the comparable period in 2014.

•	Cash flow from operations was $12.6 million, compared to $11.9 million for the comparable period in 2014.

•	Capital expenditures were $10.5 million, compared to $8.1 million for the comparable period in 2014.

•	Free cash flow was $2.1 million, compared to $3.7 million for the comparable period in 2014.

•	The company had $180.7 million in cash, cash equivalents and marketable securities at June 30, 2015, compared to $179.1 million at March 31, 2015.

Second Quarter 2015 Operating Metrics

•	Added 50,000 gross new unique customers in the second quarter, compared to 55,000 in the first quarter of 2015 and 50,000 in the second quarter of 2014. (*)

•	Ended the second quarter with 650,000 unique customers, an increase from 645,000 unique customers at the end of the first quarter of 2015 and 615,000 unique customers at the end of the second quarter of 2014. (*)

•	Average monthly revenue per unique customer (ARPU) in the second quarter was $47.12, up from $47.09 in the first quarter of 2015 and up from $44.40 in the second quarter of 2014.

•	Monthly retention rate of unique paying customers remained in its historical range of 97.8%, plus or minus 0.5%, for each month during the second quarter.

(*)	Unique customers are rounded to the nearest 5,000. We define unique customers as customers of all of our products and services, inclusive of both subscription and transaction-based products. Transactional customers are included in the customer count for the period if they transacted within the prior 12-month period. A customer of multiple products and services is counted as one unique customer.

Other Recent Highlights

•	Announced two new appointments to the company’s board of directors:

•	Julie M.B. Bradley is senior vice president and chief financial officer of the world’s largest travel site, TripAdvisor (NASDAQ: TRIP). In that role, Bradley has guided the company through a spin-off and played a critical role in developing and executing its global growth strategy.

•	Lisa Weinstein is president of global digital, data, and analytics at Starcom MediaVest Group (SMG) where she has been instrumental in pioneering new ways to leverage online, mobile, social, and search, as well as the data those media generate. She serves as the digital guide for some of the biggest marketers in the world, including Coca-Cola, P&G, and Kraft.

•	Announced a $50 million share repurchase program. Under the previously announced share repurchase program, Constant Contact is authorized to repurchase up to $50 million of the company’s common stock pursuant to a 10b5-1 trading plan through July 2016. The company expects to fund the share repurchase program from its cash and cash equivalents. The full announcement is available via http://investor.constantcontact.com.

“Trends in both revenue and operating metrics were generally in-line with our expectations, and we were quite pleased by our ability to drive meaningful year-over-year margin expansion and growth in profitability,” said Harpreet Grewal, chief financial officer of Constant Contact. “Our focus remains on delivering revenue growth consistent with our guidance range, delivering strong profitability and free cash flow while showing strengthening trends as we enter 2016.”

Business Outlook

Based on information available as of July 23, 2015, Constant Contact is issuing guidance for the third quarter and full year 2015 as follows:

Third Quarter 2015:

Current Guidance (7/23/2015)
Total revenue	$92.6 m - $93.3 m
Adjusted EBITDA margin	21.8% - 22.1%
Adjusted EBITDA	$20.2 m - $20.6 m
Stock-based compensation expense	$4.8 m
GAAP net income	$5.4 m - $5.6 m
GAAP net income per share	$0.16 - $0.17
Non-GAAP net income per share*	$0.37 - $0.39
Diluted weighted average shares outstanding	33.3 m

Full Year 2015:

	Prior Guidance (4/30/2015)	Current Guidance (7/23/2015)
Total revenue	$371.0 m - $377.0 m	$371.0 m - $373.0 m
Adjusted EBITDA margin	19.6% - 20.0%	19.7% - 20.1%
Adjusted EBITDA	~$73.0 m - $75.0 m	$73.0 m - $75.0 m
Stock-based compensation expense	$18.5 m	$18.5 m
GAAP net income	$17.7 m - $19.4 m	$18.0 - $19.2 m
GAAP net income per share	$0.53 - $0.59	$0.54 - $0.58
Non-GAAP net income per share*	$1.29 - $1.38	$1.31 - 1.36
Diluted weighted average shares outstanding	33.2 m	33.2 m
Estimated effective tax rate	40%	40%
Estimated cash tax rate	12% - 15%	12% - 15%

*	Non-GAAP net income per share calculated using an estimated cash tax rate.

Non-GAAP Financial Measures and Other Financial Information

This press release contains the following non-GAAP financial measures: Adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per share, estimated cash tax rate and free cash flow.

Adjusted EBITDA is a non-GAAP financial measure that is defined as GAAP net income before income taxes, interest and other income (expense), net, depreciation and amortization, stock-based compensation, and litigation contingency accruals. Adjusted EBITDA margin is a non-GAAP financial measure that is calculated by dividing adjusted EBITDA by revenue.

Non-GAAP net income is a non-GAAP financial measure that is defined as GAAP net income before the non-cash portion of income taxes, stock-based compensation expense, and litigation contingency accruals. Non-GAAP net income per share is a non-GAAP financial measure that is calculated by dividing non-GAAP net income by the weighted average shares outstanding.

Estimated cash tax rate is calculated by dividing estimated taxes to be paid by estimated full year income before taxes.

Free cash flow is calculated by subtracting cash paid for the acquisition of property and equipment from net cash provided by operating activities.

Constant Contact believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Constant Contact’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, for purposes of determining certain components of executive and senior management incentive compensation, and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in monthly and quarterly financial reports presented to the company’s board of directors. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA, adjusted EBITDA margin and non-GAAP net income is that these non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements. In addition, these non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents these non-GAAP financial measures in connection with GAAP results. Constant Contact urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.

Conference Call Information

What:	Constant Contact second quarter 2015 financial results conference call
When:	Thursday, July 23, 2015
Time:	5:00 p.m. ET
Live Call:	(877) 334-1974, domestic
(760) 666-3590, international
Replay:	(855) 859-2056, domestic
(404) 537-3406, international
Webcast:	http://investor.constantcontact.com/ (live and replay)

Live and replay conference ID code: 77023395

The webcast will be archived on Constant Contact’s website for a period of three months.

About Constant Contact, Inc.

Constant Contact introduced the first email marketing tool for small businesses, nonprofits, and associations in 1998. Today, the company helps more than 650,000 customers worldwide find marketing success through the only all-in-one online marketing platform for small organizations. Anchored by our world-class email marketing tool, Constant Contact helps small businesses drive repeat business and find new customers. It features multi-channel marketing campaigns (newsletters/announcements, offers/promotions, online listings, events/registration, and feedback) combined with shared content, contacts, and reporting; free award-winning coaching and product support; and integrations with critical business tools – all from a single login. The company’s extensive network of educators, consultants/resellers, technology providers, franchises, and national associations offer further support to help small organizations succeed and grow. Through its Innovation Loft, Constant Contact is fueling the next generation of small business technology.

Constant Contact and the Constant Contact Logo are registered trademarks of Constant Contact, Inc. All Constant Contact product names and other brand names mentioned herein are trademarks or registered trademarks of Constant Contact, Inc. All other company and product names may be trademarks or service marks of their respective owners.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the company’s strategy for offering an integrated marketing suite for smaller businesses and organizations, improving margins, revenue growth, expanding profitability, free cash flow expectations, improving trend lines, and the financial guidance for the third quarter of 2015 and the full year 2015, including higher guidance on profit margins. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “suggest,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions that are not statements of historical fact are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the company’s ability to attract new customers and retain existing customers, the company’s dependence on the market for email marketing services for small organizations, the success of Constant Contact’s integrated online marketing suite, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the company operates, the company’s ability to successfully develop and introduce new offerings or enhancements to existing products and integrate its products in an effective manner, adverse regulatory or legal developments, litigation risk and expense, the company’s ability to continue to promote and maintain its brand in a cost-effective manner, changes in the competitive environment, the company’s ability to compete effectively, the company’s ability to attract and retain key personnel, the company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in Constant Contact’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.

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(CTCT-F)

Media Contact:

Erika Tower

Constant Contact

(781) 482-7039

pr@constantcontact.com

Investor Contact:

Jeremiah Sisitsky

Constant Contact

(339) 222-5740

ir@constantcontact.com

Constant Contact, Inc.

Consolidated Condensed Statements of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Revenue	$91,531	$81,256	$181,948	$160,130
Cost of revenue	24,462	22,100	48,893	43,827

Gross profit	67,069	59,156	133,055	116,303

Operating expenses:
Research and development	14,129	12,850	27,954	25,924
Sales and marketing	35,440	33,113	71,508	65,913
General and administrative	11,452	10,186	23,245	20,306

Total operating expenses	61,021	56,149	122,707	112,143

Income from operations	6,048	3,007	10,348	4,160

Interest income and other income (expense), net	168	25	111	48

Income before income taxes	6,216	3,032	10,459	4,208

Income tax expense	(2,390)	(1,011)	(3,083)	(1,339)

Net income	$3,826	$2,021	$7,376	$2,869

Net income per share:
Basic	$0.12	$0.06	$0.23	$0.09
Diluted	$0.11	$0.06	$0.22	$0.09

Weighted average shares outstanding used in computing per share amounts:
Basic	32,132	31,484	32,112	31,387
Diluted	33,290	32,620	33,473	32,532

Constant Contact, Inc.

Calculation of Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net income	$3,826	$2,021	$7,376	$2,869

Income tax expense	2,390	1,011	3,083	1,339
Interest income and other (income) expense, net	(168)	(25)	(111)	(48)
Depreciation and amortization	6,162	5,896	12,215	11,807
Stock-based compensation expense	4,622	4,410	8,926	8,324

Adjusted EBITDA	$16,832	$13,313	$31,489	$24,291

Divide by:
Revenue	$91,531	$81,256	$181,948	$160,130

Adjusted EBITDA margin	18.4%	16.4%	17.3%	15.2%

Constant Contact, Inc.

Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net income	$3,826	$2,021	$7,376	$2,869

Non-cash portion of income tax expense	1,137	846	681	1,123
Stock-based compensation expense	4,622	4,410	8,926	8,324

Non-GAAP net income	$9,585	$7,277	$16,983	$12,316

Non-GAAP net income per share: diluted	$0.29	$0.22	$0.51	$0.38

Weighted average shares outstanding used in computing per share amounts	33,290	32,620	33,473	32,532

Constant Contact, Inc.

Calculation of Free Cash Flow (unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net cash provided by operating activities	$12,592	$11,869	$32,813	$22,960

Subtract:
Acquisition of property and equipment	10,531	8,126	15,781	14,055

Free cash flow	$2,061	$3,743	$17,032	$8,905

Constant Contact, Inc.

Consolidated Condensed Statements of Cash Flows (unaudited)

(In thousands)

	Six Months Ended June 30,
	2015	2014

Cash flows from operating activities
Net income	$7,376	$2,869
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,215	11,807
Amortization of premiums on investments	217	107
Stock-based compensation expense	8,926	8,324
Provision for bad debts	3	10
Gain on sales of marketable securities	—	(1)
Deferred income taxes	(1,566)	—
Income tax benefit from the exercise of stock options	(2,910)	(605)
Taxes paid related to net share settlement of restricted stock units	(1,257)	(1,841)
Change in operating assets & liabilities:
Accounts receivable	(96)	13
Prepaid expenses and other current assets	686	(1,224)
Other assets	(670)	185
Accounts payable	4,860	685
Accrued expenses	2,663	814
Deferred revenue	2,254	1,401
Other long-term liabilities	112	416

Net cash provided by operating activities	32,813	22,960

Cash flows from investing activities
Purchases of marketable securities	(26,106)	(25,759)
Proceeds from maturities of marketable securities	27,362	13,265
Proceeds from sales of marketable securities	—	633
Acquisition of property and equipment	(15,781)	(14,055)

Net cash used in investing activities	(14,525)	(25,916)

Cash flows from financing activities
Exercise of stock options and warrants	10,912	6,616
Income tax benefit from the exercise of stock options	2,910	605
Proceeds from issuance of common stock pursuant to employee stock purchase plan	1,063	831
Repurchase of common stock	(13,640)	—

Net cash provided by financing activities	1,245	8,052

Effects of exchange rates on cash and cash equivalents	4	4

Net increase in cash and cash equivalents	19,537	5,100
Cash and cash equivalents, beginning of period	104,301	82,478

Cash and cash equivalents, end of period	$123,838	$87,578

Supplemental disclosure of non-cash investing and financing activities
Capitalization of stock-based compensation	$144	$100
Acquisition of property and equipment included in accounts payable and accrued expenses	2,003	—

Constant Contact, Inc.

Consolidated Condensed Balance Sheets (unaudited)

(In thousands)

	June 30, 2015	December 31, 2014

Assets
Current assets
Cash and cash equivalents	$123,838	$104,301
Marketable securities	56,861	58,321
Accounts receivable, net	358	265
Prepaid expenses and other current assets	12,869	10,723

Total current assets	193,926	173,610

Property and equipment, net	48,440	43,739
Restricted cash	1,300	1,300
Goodwill	95,505	95,505
Acquired intangible assets, net	1,249	2,160
Deferred tax assets	6,271	4,658
Other assets	2,563	1,893

Total assets	$349,254	$322,865

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$9,974	$4,703
Accrued expenses	14,563	12,230
Deferred revenue	40,092	37,838

Total current liabilities	64,629	54,771

Other long-term liabilities	3,895	3,783

Total liabilities	68,524	58,554

Stockholders’ Equity
Common stock	322	319
Additional paid-in capital	258,617	249,599
Accumulated other comprehensive income (loss)	12	(10)
Retained earnings	21,779	14,403

Total stockholders’ equity	280,730	264,311

Total liabilities and stockholders’ equity	$349,254	$322,865